Exhibit 10.15
                            TOKHEIM CORPORATION
                           MANAGEMENT OPTION PLAN

 Section 1.  PURPOSE OF OPTION PLAN

           The name of this plan is the Tokheim Corporation Management Option Plan (the "Option Plan"). The Option Plan was authorized and approved by the United Stated Bankruptcy Court for the District of Delaware on October 5, 2000 as part of the Plan of Reorganization (as hereinafter defined) and was adopted by the Board (as hereinafter defined) on October 20, 2000. The purpose of the Option Plan is to provide additional incentive to selected management employees of the Company and its Subsidiaries (as hereinafter defined) whose contributions are essential to the growth and success of the Company's business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Option Plan provides that the Company may grant Incentive Stock Options and Nonqualified Stock Options (each as hereinafter defined). The Option Plan is intended, to the extent applicable, to satisfy the requirements of section 162(m) of the Code (as hereinafter defined) and shall be interpreted in a manner consistent with the requirements thereof.

 Section 2.  DEFINITIONS.

           For purposes of the Option Plan, the following terms shall be defined as set forth below:

           (a) "Administrator" means the Board, or if and to the extent the Board does not administer the Option Plan, the Committee in accordance with Section 3 hereof.

           (b) "Board" means the Board of Directors of the Company.

           (c) "Cause" means (1) the continued failure by the Participant substantially to perform his or her duties and obligations to the Company, including without limitation repeated refusal to follow the reasonable directions of the employer, knowing violation of law in the course of performance of the duties of Participant's employment or service with the Company, repeated absences from work without a reasonable excuse, and intoxication with alcohol or illegal drugs while on the Company's premises during regular business hours (other than any such failure resulting from his or her incapacity due to physical or mental illness); (2) fraud or material dishonesty against the Company; or (3) a conviction or plea of guilty or nolo contendere for the commission of a felony or a crime involving material dishonesty. Determination of Cause shall be made by the Administrator in its sole discretion.

           (d) "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

           (e) "Change in Control" means such time as ( provided that the transactions effected by the Plan of Reorganization shall in no event constitute a Change in Control):

                (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, but excluding any Specified Person (as defined below) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 40% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities, but excluding any Series A Preferred Stock) of the Company having voting rights in the election of directors under normal circumstances; or

                (ii) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members.

                (iii) For purposes of the foregoing,

                               (A) "Continuing Member" means a
           member of the Board of Directors who either (i) was a member of the Company's Board of Directors on the date of the New Credit Agreement and has been such continuously thereafter, (ii) became a member of such Board of Directors after the Closing Date (as defined in the New Credit Agreement) and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company's Board of Directors, or (iii) was designated by the holders of the Series A Preferred Stock;

                               (B) "Specified Person" means any
           beneficial holder of Senior Subordinate Note Claims
           (under and as defined in the Plan of Reorganization) immediately prior to the time the Plan of Reorganization becomes effective.

           (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

           (g) "Committee" means any committee or subcommittee the Board may appoint to administer the Option Plan. If at any time or to any extent the Board shall not administer the Option Plan, then the functions of the Administrator specified in the Option Plan shall be exercised by the Committee. The composition of the Committee shall at all times consist solely of persons who are (i) "Nonemployee Directors" as defined in Rule 16b-3 issued under the Exchange Act, and (ii) unless otherwise determined by the Board, "outside directors" as defined in section 162(m) of the Code.

           (h) "Common Stock" means the common stock, no par value per share, of the Company.

           (i) "Company" means Tokheim Corporation, an Indiana corporation (or any successor corporation).

           (j) "Disability" means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long- term disability plan maintained by the Company; or (2) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability.

           (k) "Effective Date" means the business day that the Plan of Reorganization becomes effective.

           (l) "Eligible Recipient" means a management employee of the Company or any of its Subsidiaries who has been selected as an eligible participant by the Board.

           (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

           (n) "Exercise Price" means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

           (o) "Fair Market Value" as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion; provided that (i) if the Common Stock is admitted to trading on a national securities exchange, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on the last day preceding such date on which a sale was reported, (ii) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and has been designated as a National Market System ("NMS") security, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such system on the last date preceding such date on which a sale was reported, or (iii) if the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, fair market value of a share of Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on the last date preceding such date on which both bid and ask prices were reported.

           (p) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

           (q) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

           (r) "New Credit Agreement" means that certain Post- Confirmation Credit Agreement dated as of October 20, 2000, among the Corporation, various subsidiaries thereof as borrowers, various financial institutions, AmSouth Bank, as documentation agent, and ABN AMRO Bank N.V, as administrative agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

           (s) "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

           (t) "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or either of them, as the context requires.

           (u) "Option Agreement" means, with respect to each Option, the written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

           (v) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 3 hereof, to receive grants of Options. A Participant who receives the grant of an Option is sometimes referred to herein as "Optionee."

           (w) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates,
 (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

           (x) "Plan of Reorganization" means the Company's chapter 11 plan of reorganization, including all supplements, appendices and schedules thereto, as filed with the United States Bankruptcy Court on August 16, 2000.

           (y) "Qualifying Termination" means a termination of a Participant's employment or service by the Company other than for Cause.

           (z) "Series A Preferred Stock" means the Series A Senior Preferred Stock issued by the Company.

           (aa) "Shares" means shares of Common Stock and any successor security.

           (ab) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

 Section 3.  ADMINISTRATION.

           (a) The Option Plan shall be administered by the Board or, at the Board's sole discretion, by the Committee, which shall serve at the pleasure of the Board. If the Option Plan is intended to comply with
 Section 162(m) of the Code, the Committee shall consist of two or more persons, each of whom is an "outside director" within the meaning of
 Section 162(m) of the Code. Pursuant to the terms of the Option Plan, the Administrator shall have the power and authority, without limitation:

                (i) to select those Eligible Recipients who shall be Participants;

                (ii) to determine whether and to what extent Options are to be granted hereunder to Participants;

                (iii) to determine the number of Shares to be covered by each Option granted hereunder;

                (iv) to determine the terms and conditions, not inconsistent with the terms of the Option Plan, of each Option granted hereunder;

                (v) to determine the terms and conditions, not inconsistent with the terms of the Option Plan, which shall govern all written instruments evidencing Options granted hereunder;

                (vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Option Plan as it shall from time to time deem advisable; and

                (vii) to interpret the terms and provisions of the Option Plan and any Option issued under the Option Plan (and any Option Agreement relating thereto), and to otherwise supervise the administration of the Option Plan.

           (b) All decisions made by the Administrator pursuant to the provisions of the Option Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Option Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

 Section 4.  SHARES SUBJECT TO THE OPTION PLAN.

           (a) Shares Available for Issuance. The total number of shares of Common Stock reserved and available for issuance under the Option Plan shall be 500,000 Shares. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury shares.

           (b) Reuse of Shares. To the extent that an Option expires or is otherwise canceled or terminated without being exercised, such Shares shall again be available for issuance in connection with future Options granted under the Option Plan.

           (c) Individual Limitation. To the extent required by Section 162(m) of the Code, the total number of Shares that may be subject to an Option granted to any Eligible Recipient shall not exceed [150,000] Shares in any calendar year (subject to adjustment as provided by Section 5 hereof).

 Section 5.  EQUITABLE ADJUSTMENTS

           (a) In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of shares of common stock reserved for issuance under the Option Plan, and (ii) the kind, number and/or option price of shares of stock or other property subject to outstanding Options granted under the Option Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Option in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Options, reduced by the exercise price thereof.

 Section 6.  ELIGIBILITY.

           The Participants under the Option Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options or Nonqualified Stock Options.

 Section 7.  OPTIONS.

           (a) General. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Option Agreement with the Company, in such form as the Administrator shall determine, which Option Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Option Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(k) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Option Plan, as the Administrator shall deem desirable.

           (b) Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value per Share on such date (110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under the Code) stock possessing more than ten percent (a "Ten Percent Owner") of the total combined voting power of all classes of Common Stock).

           (c) Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

           (d) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished corporate performance goals, as shall be determined by the Administrator in the Option Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

           (e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Optionee which, (x) in the case of unrestricted Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant.

           (f) Rights as Stockholder. An Optionee shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 10 hereof and, if requested, has given the representation described in paragraph (b) of Section 11 hereof.

           (g) Nontransferability of Options. The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution and all Options shall be exercisable during the Participant's lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee's lifetime, the Administrator may, in its discretion, permit the transfer of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence to members of his or her Immediate Family, provided that no such transfer by any Participant may be made in exchange for consideration.

           (h) Termination of Employment. If an Optionee's employment with the Company or Subsidiary terminates for any other reason than Cause, Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date set forth in the Option Agreement, or such later date as is otherwise determined by the Administrator. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term. If an Optionee's employment is terminated for Cause, no portion of the Option may be exercised following the Termination Date. For purposes of this Section, a Participant shall be considered to have terminated his or her employment if the Participant is employment by a Subsidiary that ceases for any reason to be a Subsidiary of the Company unless the Participant becomes employed by the Company or a continuing Subsidiary immediately following such event.

           (i) Other Change in Employment Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an Optionee, in the discretion of the Administrator. The Administrator shall follow the written policy of the Company (if any) as it may be in effect from time to time, with regard to such matters.

           (j) Acceleration Upon Change in Control. If, during the one-year period following the occurrence of a Change in Control, the employment or service of an Optionee is terminated by reason of a Qualifying Termination, each Option held by such Optionee under the Option Plan and outstanding at such time shall become fully and immediately exercisable.

 Section 8.  AMENDMENT AND TERMINATION.

           The Board may amend, alter or discontinue the Option Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Option theretofore granted without such Participant's consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company's stockholders for any amendment that would require such approval in order to satisfy the requirements of section 162(m) of the Code, stock exchange rules or other applicable law. The Administrator may amend the terms of any Option theretofore granted, prospectively or retroactively, but, subject to
 Section 4 of the Option Plan, no such amendment shall impair the rights of any Participant without his or her consent.

 Section 9.  UNFUNDED STATUS OF OPTION PLAN.

           The Option Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

 Section 10.  WITHHOLDING TAXES.

           Whenever cash is to be paid pursuant to an Option, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Option, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a election may be made with respect to all or any portion of the shares to be delivered pursuant to an Option.

 Section 11.  GENERAL PROVISIONS.

           (a) Shares shall not be issued pursuant to the exercise of any Option granted hereunder unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

           (b) The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

           (c) All certificates for Shares delivered under the Option Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

           (d) The adoption of the Option Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

 Section 12.  EFFECTIVE DATE OF OPTION PLAN.

           The effective date of this Option Plan shall be the Effective
 Date.

 Section 13.  TERM OF OPTION PLAN.

           No Option shall be granted pursuant to the Option Plan on or after the tenth anniversary of the Effective Date, but Options theretofore granted may extend beyond that date.